                                                                   EXHIBIT 10.27


================================================================================

                         RECEIVABLES TRANSFER AGREEMENT


                                  by and among
                                  ------------


                      PARK AVENUE RECEIVABLES CORPORATION


                             MP RECEIVABLES COMPANY

                                 as Transferor,


                                 CAREMARK INC.,

                     as Originator and as Collection Agent


                                      and
                                      ---


                           THE CHASE MANHATTAN BANK,

                                as Funding Agent


                          Dated as of December 4, 1998


================================================================================

                              TABLE OF CONTENTS

                                                                             Page
                                                                             ----


                              ARTICLE I DEFINITIONS


     SECTION 1.1.  Certain Defined Terms....................................    1
     SECTION 1.2.  Other Terms..............................................    1
     SECTION 1.3.  Computation of Time Periods..............................    1

                      ARTICLE II PURCHASES AND SETTLEMENTS

     SECTION 2.1.  Facility.................................................    2
     SECTION 2.2.  Transfers; Certificates; Eligible Receivables............    2
     SECTION 2.3.  Selection of Tranche Periods and Tranche Rates...........    5
     SECTION 2.4.  Discount, Fees and Other Costs and Expenses..............    7
     SECTION 2.5.  Non-Liquidation Settlement and Reinvestment Procedures...    7
     SECTION 2.6.  Liquidation Settlement Procedures........................   10
     SECTION 2.7.  Fees.....................................................   10
     SECTION 2.8.  Protection of Ownership Interest of PARCO and
                    the APA Banks...........................................   10
     SECTION 2.9.  Deemed Collections; Application of Payments..............   11
     SECTION 2.10.  Payments and Computations, Etc..........................   12
     SECTION 2.11.  Reports.................................................   12
     SECTION 2.12.  Collection Account......................................   13
     SECTION 2.13.  Right of Setoff.........................................   13
     SECTION 2.14.  Sharing of Payments, Etc................................   14
     SECTION 2.15.  Broken Funding..........................................   14
     SECTION 2.16.  Conversion and Continuation of Outstanding Tranches
                      Funded by the APA Banks...............................   15
     SECTION 2.17.  Illegality..............................................   16
     SECTION 2.18.  Inability to Determine Eurodollar Rate..................   17

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

     SECTION 3.1.  Representations and Warranties of the Transferor.........   18
     SECTION 3.2.  Reaffirmation of Representations and Warranties by the
                    Transferor..............................................   22

     SECTION 3.3.  Representations and Warranties of the Originator.........   22

                         ARTICLE IV CONDITIONS PRECEDENT

     SECTION 4.1.  Conditions to Effectiveness..............................   23

                               ARTICLE V COVENANTS

     SECTION 5.1.  Affirmative Covenants....................................   26
     SECTION 5.2.  Negative Covenants.......................................   32
     SECTION 5.3.  Representations, Warranties and Covenants of the
                    Originator..............................................   35

                    ARTICLE VI ADMINISTRATION AND COLLECTIONS

     SECTION 6.1.  Appointment of Collection Agent..........................   36
     SECTION 6.2.  Duties of Collection Agent...............................   36
     SECTION 6.3.  Rights After Designation of New Collection Agent.........   38
     SECTION 6.4.  Collection Agent Default.................................   39
     SECTION 6.5.  Indemnities by the Collection Agent......................   41
     SECTION 6.6.  Responsibilities of the Originator.......................   41

                         ARTICLE VII TERMINATION EVENTS

     SECTION 7.1.  Termination Events.......................................   43
     SECTION 7.2.  Remedies Upon the Occurrence of a Termination Event......   44
     SECTION 7.3.  Reconveyance Under Certain Circumstances.................   45

             ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS

     SECTION 8.1.  Indemnities by the Transferor............................   46
     SECTION 8.2.  Indemnity for Reserves and Expenses......................   48
     SECTION 8.3.  Indemnity for Taxes......................................   50
     SECTION 8.4.  Other Costs, Expenses and Related Matters................   52

                            ARTICLE IX MISCELLANEOUS

     SECTION 9.1.  Term of Agreement........................................   53
     SECTION 9.2.  Waivers; Amendments......................................   53
     SECTION 9.3.  Notices..................................................   53

     SECTION 9.4.  Governing Law; Submission to Jurisdiction; Integration...   55
     SECTION 9.5.  Severability; Counterparts...............................   56
     SECTION 9.6.  Successors and Assigns...................................   56
     SECTION 9.7.  Confidentiality..........................................   56
     SECTION 9.8.  No Bankruptcy Petition Against PARCO.....................   57
     SECTION 9.9.  Limited Recourse.........................................   58
     SECTION 9.10.  Characterization of the Transactions Contemplated by
                      the Agreement.........................................   58
     SECTION 9.11.  Waiver of Setoff........................................   59
     SECTION 9.12.  Chase Conflict Waiver...................................   59
     SECTION 9.13.  Liability of Funding Agent..............................   59

                              EXHIBITS


SCHEDULE A  Schedule of Definitions

EXHIBIT A  Form of Contract

EXHIBIT B  Form of Deposit Report

EXHIBIT C  List of Lock-Box Banks and Accounts

EXHIBIT D  Form of Lock-Box Agreement

EXHIBIT E  Form of Settlement Report

EXHIBIT F  Form of Transfer Certificate

EXHIBIT G  List of Actions and Suits

EXHIBIT H  Location of Records

EXHIBIT I  List of Subsidiaries, Divisions and Tradenames

EXHIBIT J  Form of Secretary's Certificate

                        RECEIVABLES TRANSFER AGREEMENT

          RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of
                                                ---------
December 4, 1998, by and among MP RECEIVABLES COMPANY, a Delaware corporation, as transferor (in such capacity, the "Transferor"), CAREMARK INC., a California
                                      ----------
corporation, individually (the "Originator") and as collection agent (in such
                                ----------
capacity, the "Collection Agent"), PARK AVENUE RECEIVABLES CORPORATION, a
               ----------------
Delaware corporation ("PARCO") and THE CHASE MANHATTAN BANK, a New York state
                       -----
banking corporation ("Chase"), as funding agent for the benefit of PARCO and the
                      -----
APA Banks (in such capacity, the "Funding Agent").
                                  -------------

                            PRELIMINARY STATEMENTS
                            ----------------------

          WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and PARCO may desire to, and the APA Banks, if requested by PARCO, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:

                             ARTICLE I

                             DEFINITIONS

          SECTION I.1.  Certain Defined Terms.  Capitalized terms used herein
                        ---------------------
shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein.

          SECTION I.2.  Other Terms.  All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with GAAP.

          SECTION I.3.  Computation of Time Periods.  Unless otherwise stated in
                        ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                  ARTICLE II

                           PURCHASES AND SETTLEMENTS

          SECTION II.1.  Facility.  Upon the terms and subject to the conditions
                         --------
set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option, convey, transfer and assign to PARCO (prior to the occurrence of a PARCO Wind-Down Event) and to the APA Banks (following the occurrence of a PARCO Wind-Down Event) and (y) PARCO may, at its option (prior to the occurrence of a PARCO Wind-Down Event), and the APA Banks shall (following the occurrence of a PARCO Wind-Down Event), accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither PARCO, the Funding Agent nor any APA Bank assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Originator.

          SECTION II.2.  Transfers; Certificates; Eligible Receivables.
                         ---------------------------------------------

                 (a) Incremental Transfers. Prior to the Termination Date, upon
                     ---------------------
the terms and subject to the conditions set forth herein and in the other Transaction Documents, (x) the Transferor may, at its option from time to time, convey, transfer and assign to PARCO (prior to the occurrence of a PARCO Wind-Down Event) and to the APA Banks (following the occurrence of a PARCO Wind-Down Event and subject to Section 2.2 of the Asset Purchase Agreement) and (y) PARCO may, at its option from time to time (prior to the occurrence of a PARCO Wind-Down Event), and the APA Banks shall (following the occurrence of a PARCO Wind-Down Event and subject to Section 2.2 of the Asset Purchase Agreement), accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the
                           --------------------
Termination Date; provided that after giving effect to the issuance of Commercial Paper (or, following the occurrence of a PARCO Wind-Down Event, the obtaining of funds by the APA Banks) to fund the cash portion of the Transfer Price of any Incremental Transfer and the payment to the Transferor of the cash portion of such Transfer Price, the Net Investment shall not exceed the Facility Limit; and, provided further, that the representations and warranties set forth
            -------- -------
in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the cash portion of the Transfer Price related thereto.

          The Transferor shall, by notice to the Funding Agent given by telecopy, offer to convey, transfer and assign to PARCO (prior to the occurrence of a PARCO Wind-Down Event) or the APA Banks (following the occurrence of a PARCO Wind-Down Event and subject to Section 2.2 of the Asset Purchase Agreement) undivided percentage ownership interests in the Receivables and Related Security, Collections and Proceeds with respect thereto at least three
(3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; (y) the desired date of such Incremental Transfer; and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Funding Agent, as and when due in accordance with this Agreement, a completed Weekly Report prior to the desired date of such Incremental Transfer, together with such other additional information as the Funding Agent may reasonably request. The Funding Agent will promptly notify PARCO and the APA Banks, as applicable, of the Funding Agent's receipt of any request for an Incremental Transfer to be made to such Person. At its option, PARCO shall accept or reject any such offer by notice given to the Transferor and the Funding Agent by telephone or telecopy.

          Each notice of proposed Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify PARCO and the APA Banks against any loss or expense incurred by PARCO and the APA Banks, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by PARCO and the APA Banks, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by PARCO or the APA Banks (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for PARCO or the APA Banks, as applicable to fund such Incremental Transfer.

          On the date of the initial Incremental Transfer, the Funding Agent, on behalf of PARCO and the APA Banks, shall deliver written confirmation to the

Transferor of the cash portion of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer, and the Transferor shall deliver to the Funding Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Funding Agent shall indicate the amount of
      --------------------
the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Funding Agent shall send written confirmation to the Transferor of the cash portion of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Funding Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Funding Agent, on behalf of PARCO and the APA Banks, shall deposit to the Transferor's account at the location indicated in Section 9.3 hereof, in immediately available funds, an amount equal to the cash portion of the Transfer Price for such Incremental Transfer made to PARCO or the APA Banks, as applicable.

          (b) Reinvestment Transfers.  On each Business Day occurring after the
              ----------------------
initial Incremental Transfer hereunder and prior to a PARCO Wind-Down Event (in the case of PARCO) and the Termination Date (in the case of the APA Banks), the Transferor hereby agrees to convey, transfer and assign to PARCO (prior to the occurrence of a PARCO Wind-Down Event) and the APA Banks (following the occurrence of a PARCO Wind-Down Event and subject to Section 2.2 of the Asset Purchase Agreement), and in consideration of the Transferor's agreement to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, PARCO may agree to purchase (or, following a PARCO Wind-Down Event and subject to Section 2.2 of the Asset Purchase Agreement, the APA Banks shall purchase) from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that, after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the cash portion of the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

          (c) All Transfers.  Each Transfer shall constitute a purchase of
              -------------
undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. PARCO's (and, following the occurrence of a PARCO Wind-Down Event, the APA Banks') aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

          (d) Percentage Factor.  The Percentage Factor shall be initially
              -----------------
computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be fixed and shall remain at 100%. Following any assignment of any portion of the Transferred Interest to the APA Banks pursuant to the Asset Purchase Agreement, the Funding Agent shall, at all times and from time to time, calculate PARCO's and each APA Bank's pro rata interest in the Percentage Factor and regularly report thereon
       --- ----
to PARCO and the APA Banks (with copies thereof to the Transferor).

        SECTION II.3.  Selection of Tranche Periods and Tranche Rates.
                       ----------------------------------------------

          (a) Transferred Interest Held by PARCO Prior to PARCO Wind-Down Event.
              -----------------------------------------------------------------
At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held by any of the APA Banks, the Transferor may, subject to PARCO's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the portion of the Net Investment held by PARCO. The Transferor shall give the Funding Agent irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided,
                                                                  --------
however, that
-------

PARCO may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Funding Agent, on behalf of PARCO, determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. PARCO confirms that it is its intention to allocate all or substantially all of the portion of the Net Investment held by it to one or more CP Tranche Periods; provided that PARCO may determine, from time to time, in its
                    --------
sole discretion, that funding such portion of the Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason.

          (b) Transferred Interest Held by PARCO Following the Termination Date.
              -----------------------------------------------------------------
At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the APA Banks (or any of them), PARCO or the Funding Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

          (c) Transferred Interest Held by the APA Banks Prior to the
              -------------------------------------------------------
Termination Date.  At all times with respect to any portion of the Transferred
----------------
Interest transferred to the APA Banks (or any of them) pursuant to the Asset Purchase Agreement, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by the APA Banks (or any of them), the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Funding Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the APA Banks which is outstanding on the Termination Date shall end on the Termination Date.

          (d) After the Termination Date; Transferred Interest Held by APA
              ------------------------------------------------------------
Banks.  At all times on and after the Termination Date, with respect to any
-----
portion of the Transferred Interest which shall have been owned by, or transferred to, the APA Banks (or any of them), the Funding Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

        SECTION II.4.  Discount, Fees and Other Costs and Expenses.
                       -------------------------------------------
Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, Discount, Servicing Fees and other Aggregate Unpaids that are properly due and payable by it. On the last day of each Tranche Period, the Transferor shall pay to the Funding Agent, on behalf of PARCO and/or the APA Banks, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event any portion of the Transferred Interest is held by PARCO, an amount equal to the discount accrued on PARCO's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the cash portion of the Transfer Price of an Incremental Transfer; provided that
                                                                   --------
(i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto.

          Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION II.5.  Non-Liquidation Settlement and Reinvestment Procedures.
                         ------------------------------------------------------
On each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for PARCO or the APA Banks, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 hereof to the Transferor, for the benefit of PARCO and/or the APA Banks, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof, the Collection Agent shall deposit to the Funding Account, for the benefit of PARCO and/or the APA Banks, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Funding Agent, upon its receipt of such amounts in the

Funding Account, shall distribute such amounts to PARCO and/or the APA Banks entitled thereto as set forth above; provided that if the Funding Agent shall
                                     --------
have insufficient funds to pay all of the above amounts in full on any such date, the Funding Agent shall notify the Transferor and the Transferor shall immediately pay to the Funding Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency. In addition, the Collection Agent shall remit to the Transferor, at the end of each Tranche Period, such portion of Collections not allocated to PARCO and the APA Banks.

          SECTION II.6.  Liquidation Settlement Procedures.  If at any time on
                         ---------------------------------
or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Funding Agent, for the benefit of PARCO and/or the APA Banks, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Funding Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for PARCO and/or the APA Banks, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to PARCO and/or the APA Banks, as applicable. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Funding Account, for the benefit of PARCO or the APA Banks, as applicable, any amounts set aside pursuant to Section 2.5 above.

          On the last day of each Tranche Period to occur on or after the Termination Date or during the continuation of a Potential Termination Event, the Collection Agent shall deposit to the Funding Account, for the benefit of PARCO and the APA Banks, as applicable, the amounts so set aside for PARCO and the APA Banks pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for PARCO and the APA Banks pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the

Collection Agent shall distribute funds first, in payment of the accrued
                                        -----
Discount, second, if the Transferor, the Originator or any Affiliate of the
          ------
Transferor or the Originator is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Net Investment allocated to any Tranche Period
       -----
ending on such date, fourth, in payment of all fees payable by the Transferor
                     ------
hereunder, fifth, in payment of all other Aggregate Unpaids and sixth, if the
           -----                                                -----
Transferor, the Originator or any Affiliate of the Transferor or the Originator is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent. The Funding Agent, upon its receipt of such amounts in the Funding Agent's account, shall distribute such amounts to PARCO and/or the APA Banks entitled thereto as set forth above; provided that if the Funding Agent shall have insufficient funds to
             --------
pay all of the above amounts in full on any such date, the Funding Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Funding Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

          Following the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Funding Agent, on behalf of PARCO and the APA Banks, shall be deemed to have reconveyed to the Transferor all of PARCO's and the APA Banks' right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and (iv) the Funding Agent, on behalf of PARCO and the APA Banks, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate PARCO's and the APA Banks' respective interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

          SECTION II.7.  Fees.  Notwithstanding any limitation on recourse
                         ----
contained in this Agreement, the Transferor shall pay, as and when due in accordance with the Fee Letter, the fees specified in the Fee Letter.

          SECTION II.8.  Protection of Ownership Interest of PARCO and the APA
                         -----------------------------------------------------
Banks.
-----

          (a) Each of the Transferor and the Originator agrees that it will, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Funding Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Funding Agent, PARCO or the APA Banks to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, each of the Transferor and the Originator will, upon the request of the Funding Agent, PARCO or any of the APA Banks, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Funding Agent for the benefit of PARCO and the APA Banks and (y) mark its respective master data processing records and other documents with a legend describing the conveyance of Receivables to the Transferor (in the case of the Originator) and the conveyance of the Transferred Interest to the Funding Agent for the benefit of PARCO and the APA Banks. Each of the Transferor and the Originator shall, upon request of the Funding Agent, obtain such additional search reports as the Funding Agent, for the benefit of PARCO and the APA Banks, shall request. To the fullest extent permitted by applicable law, the Funding Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Originator's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor nor the Originator shall change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC), nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Funding Agent at least ten (10) days' prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Funding Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Funding Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

          (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box Account. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Funding Agent which is hereby granted to the Funding Agent by the Transferor (as assignee of the

Originator). The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent Default nor any other Termination Event or Potential Termination Event has occurred and is continuing hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor, the Originator or the Collection Agent receives any Collections, then the Transferor, the Originator or the Collection Agent, as applicable, shall immediately, but in no event later than one (1) Business Day after receipt thereof, remit such Collections to a Lock-Box Account.

          SECTION II.9.  Deemed Collections; Application of Payments.  (a)  If
                         -------------------------------------------
on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Funding Agent.

          (b) If, on any day, any representation or warranty made herein with respect to any Receivable is determined to be incorrect or untrue in any material respect as of the date such representation or warranty was made, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Funding Agent. Simultaneously with any such payment by the Transferor, each of PARCO and the APA Banks, as the case may be, shall convey all of its right, title and interest in such Receivable and Related Security to the Transferor, and the Funding Agent, on behalf of PARCO and the APA Banks, shall take all action reasonably requested by the Transferor to effectuate such conveyance.

          (c) Any payment by an Obligor in respect of a Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by PARCO, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          SECTION II.10.  Payments and Computations, Etc.  All amounts to be
                          -------------------------------
paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York time) on the day when due in immediately available funds; if such amounts are payable to PARCO (or any APA Bank), they shall be paid or deposited in the Funding Account, until otherwise notified by the Funding Agent. No later than 4:30 P.M. (New York time) on the date of any Incremental Transfer hereunder, PARCO or the APA Banks, as applicable, will make available to the Transferor, in immediately available funds, the amount of such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. The Transferor shall, to the extent permitted by law, pay to the Funding Agent, for the benefit of PARCO and/or the APA Banks upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Discount calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Funding Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

          SECTION II.11.  Reports.  (a)  The Collection Agent shall prepare and
                          -------
forward to the Funding Agent and the Transferor (i) on each Settlement Date, a Settlement Statement as of the end of the last day of the immediately preceding Settlement Period and (ii) on any other Business Day, such other information as the Transferor or Funding Agent may reasonably request.

          (b) The Collection Agent shall submit to the Funding Agent, no later than 1:00 P.M. (New York time) on each Weekly Settlement Date (or, after the occurrence and continuation of a Termination Event or Potential Termination Event, on each Business Day), a written report substantially in the form attached hereto as Exhibit B (the "Deposit Report") setting forth total
                                   --------------
Collections deposited in the Collection Account, Receivables and Eligible Receivables created during the immediately preceding calendar week, and such other information as the Funding Agent may reasonably request. The Deposit Report may be delivered in an electronic format mutually agreed upon by the Collection Agent and the Funding Agent or, pending such agreement, by facsimile. By delivery of a Deposit Report, the

Originator shall be deemed to have made a representation and warranty that the information set forth therein is true and correct in all material respects.

          SECTION II.12.  Collection Account.  There shall be established on the
                          ------------------
day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Funding Agent on behalf of PARCO and the APA Banks, a segregated account (the "Collection Account"), bearing a designation clearly indicating
              ------------------
that the funds deposited therein are held for the benefit of PARCO and the APA Banks. On and after the occurrence of a Collection Agent Default or a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Funding Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

          SECTION II.13.  Right of Setoff.  Each of PARCO and the APA Banks is
                          ---------------
hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Potential Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by PARCO or such APA Bank to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

          SECTION II.14.  Sharing of Payments, Etc.  If PARCO or any APA Bank
                          ------------------------
(for purposes of this Section 2.14 only, being a "Recipient") shall obtain any
                                                  ---------
payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the Transferred Interest obtained by PARCO and/or the APA Banks entitled thereto, such Recipient shall forthwith purchase from PARCO and/or the APA Banks entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any
                                    --------  -------
portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION II.15.  Broken Funding.  In the event of (a) the payment of
                          --------------
any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the APA Banks for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Bank shall be deemed to include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of Discount which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five (45) days after any APA Bank hereunder receives actual knowledge of any of the events specified in this
Section 2.15, a certificate of such APA Bank setting forth any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.15 and the reason(s) therefor shall be delivered to the Transferor (with a copy to the Funding Agent) and shall be conclusive absent manifest error. The Transferor shall pay each such APA Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          SECTION II.16.  Conversion and Continuation of Outstanding Tranches
                          ---------------------------------------------------
Funded by the APA Banks.  Prior to the occurrence of the Termination
-----------------------

Date or a Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Potential Termination Event has occurred and is continuing, then
(i) no outstanding Tranche funded by the APA Banks may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to an BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Funding Agent irrevocable notice (each, a "Conversion/
                                                          -----------
Continuation Notice") of such request not later than 12:30 P.M. (New York time)
-------------------
(i) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the Termination Date or the occurrence and continuation of a Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such Tranche shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

          SECTION II.17.  Illegality.  (a)  Notwithstanding any other provision
                          ----------
herein, if, after the Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such APA Bank shall, within thirty (30) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the Funding Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such APA Bank hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA

Bank's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

          If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, the Transferor shall pay to such APA Bank such amounts, if any, as may be required to compensate such APA Bank. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA Bank knows of such change in circumstances, notify the Transferor and the Funding Agent, and upon receipt of such notice, the obligations of such APA Bank to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

          (b) Each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such APA Bank, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such
                                              --------  -------
change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

          SECTION II.18.  Inability to Determine Eurodollar Rate.  If, prior to
                          --------------------------------------
the first day of any Eurodollar Tranche Period:

          (1) the Funding Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Tranche Period; or

          (2) the Funding Agent shall have received notice from the Required APA Banks that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such APA Banks (as conclusively certified by such APA Banks) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche Period;

then, in either such event, the Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the APA Banks as soon as practicable (but, in any event, within thirty (30) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Funding Agent, no further Eurodollar Tranches shall be made. The Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after the Funding Agent is notified of a change in circumstances which makes such notice inapplicable.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

        SECTION III.1.  Representations and Warranties of the Transferor.  The
                        ------------------------------------------------
Transferor hereby represents and warrants to the Funding Agent, PARCO and the APA Banks that:

          (a) Corporate Existence and Power.  The Transferor is a corporation
              -----------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization; Contravention.  The
              -------------------------------------------------------
execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

          (c) Binding Effect.  Each of this Agreement and the other Transaction
              --------------
Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (d) Perfection.  Immediately preceding each Transfer hereunder, the
              ----------
Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims (other than Adverse Claims in favor of the Funding Agent, PARCO and the APA Banks). On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and the Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e) Accuracy of Information.  All information heretofore furnished by
              -----------------------
or on behalf of the Transferor (including, without limitation, the Settlement Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to PARCO, any APA Bank or the Funding Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to PARCO, any APA Bank or the Funding Agent will be, true and correct in all material respects, on the date such information is stated or certified.

          (f) Tax Status.  The Transferor has filed all tax returns (Federal,
              ----------
state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

          (g) Action, Suits.  Except as set forth in Exhibit G hereof (as may be
              -------------
amended by the Transferor from time to time), there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

          (h) Use of Proceeds.  No proceeds of any Transfer will be used by the
              ---------------
Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Place of Business.  The principal place of business and chief
              -----------------
executive office of each of the Transferor and the Originator are located at its respective address indicated in Section 9.3 hereof, and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Funding Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section
2.8 hereof has been taken and completed.

          (j) Good Title.  Upon each Transfer and each recomputation of the
              ----------
Transferred Interest, the Funding Agent, on behalf of PARCO and the APA Banks, shall acquire (A) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

          (k) Tradenames, Etc.  As of the date hereof:  (i) each of the
              ----------------
Transferor and the Originator has only the divisions listed on Exhibit I hereto; and (ii) each of the Transferor and the Originator has, within the last five (5) years, operated only under the tradenames identified in Exhibit I hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Exhibit I hereto.

          (l) Nature of Receivables.  Each Receivable (x) represented by the
              ---------------------
Transferor or the Collection Agent to be an Eligible Receivable (including in any Settlement Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable".

          (m) Coverage Requirement; Amount of Receivables.  The Percentage
              -------------------------------------------
Factor does not exceed the Maximum Percentage Factor. As of November 23, 1998, the aggregate Outstanding Balance of the Receivables (other than Vendor Receivables) in existence was $111,481,000; as of October 31, 1998, the Outstanding Balance of the Vendor Receivables was $50,960,000; and, as of November 23, 1998 the Net Receivables Balance was $101,066,000.

          (n) Credit and Collection Policy.  Since November 1, 1998, there have
              ----------------------------
been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

          (o) Collections and Servicing.  Since November 1, 1998, there has been
              -------------------------
no material adverse change in the ability of the Collection Agent (to the extent it is the Originator, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

          (p) No Termination Event.  No event has occurred and is continuing and
              --------------------
no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (q) Not an Investment Company.  The Transferor is not, and is not
              -------------------------
controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (r) ERISA.  Each of the Transferor and its ERISA Affiliates is in
              -----
compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

          (s) Lock-Box Accounts.  The names and addresses of all the Lock-Box
              -----------------
Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Funding Agent and PARCO and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.

          (t) Bulk Sales.  No transaction contemplated hereby or by the
              ----------
Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

          (u) Transfers Under Receivables Purchase Agreement.  Each Receivable
              ----------------------------------------------
which has been transferred to the Transferor by the Originator has been purchased by the Transferor from the Originator pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

          (v) Preference; Voidability.  The Transferor shall have given
              -----------------------
reasonably equivalent value to the Originator in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from the Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Originator to the Transferor, and no such transfer is or may be voidable under the Bankruptcy Code.

               (w) Subsidiaries.  The Transferor shall not have any
                   ------------
Subsidiaries.

          (x) Year 2000.  Transferor is implementing a comprehensive, detailed
              ---------
program to address on a timely basis the "Year 2000 Problem" (i.e., the risk
                                                              ----
that computer applications used by Transferor may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999); Transferor will on a timely basis successfully resolve the "Year 2000 Problem" for all computer applications used in relation to Receivables, by no later than July 31, 1999 except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

          SECTION III.2.  Reaffirmation of Representations and Warranties by the
                          ------------------------------------------------------
Transferor.  On each day that a Transfer is made hereunder, the Transferor, by
----------
accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day.

          SECTION III.3.  Representations and Warranties of the Originator.  The
                          ------------------------------------------------
Originator hereby reaffirms to the Funding Agent, PARCO and the APA Banks its representations and warranties made to the Transferor in Article IV of the Receivables Purchase Agreement as of the date made or deemed made thereunder.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

          SECTION IV.1.  Conditions to Effectiveness.  This Agreement shall
                         ---------------------------
become effective on the first day on which the Funding Agent shall have received the following documents, instruments and fees, all of which shall be in a form and substance reasonably acceptable to the Funding Agent, PARCO and the APA Banks (such day, the "Effective Date"):
                      --------------

          (a) A Certificate of the Secretary of the Transferor in substantially the form of Exhibit J hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Funding Agent, PARCO and the APA Banks may conclusively rely until such time as the Funding Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) certificate of the Secretary of State of the State of Illinois certifying the Transferor's good standing under the laws of the State of Illinois.

          (b) A Certificate of the Secretary of the Originator in substantially the form of Exhibit J hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Funding Agent, PARCO and the APA Banks may conclusively rely until such time as the Funding Agent shall receive from the Originator a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of the Originator's Certificate of Incorporation, certified by the Secretary of State of the State of California, (iii) a copy of the Originator's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Originator approving this transaction and (v) certificate of the Secretary of State of the State of Illinois certifying the Originator's good standing under the laws of the State of Illinois.

          (c) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date, naming the Transferor as the debtor, the Funding Agent, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Funding Agent's security interest in all Receivables, Related Security and Collections.

          (d) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date, naming the Originator as debtor/seller, the Transferor as secured party/purchaser, and the Funding Agent, as assignee of the secured party/purchaser, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Funding Agent, desirable under the relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's interest in all Receivables, Related Security and Collections.

          (e) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Transferor.

          (f) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Originator.

          (g) Certified copies of requests for information or copies (Form UCC-
11) (or a similar search report certified by parties acceptable to the Funding Agent), dated a date reasonably near the Effective Date, listing all effective financing statements which name the Transferor and the Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

          (h) Executed copies of the Lock-Box Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts.

          (i) An opinion of Donald Garner, in-house counsel to the Parent, re: corporate matters.

          (j) An opinion of King & Spalding, special counsel to the Transferor and the Originator, re: substantive nonconsolidation.

          (k) An opinion of King & Spalding, special counsel to the Transferor and the Originator, re: true sale between the Originator and the Transferor.

          (l) An opinion of King & Spalding, special counsel to the Transferor and the Originator, re: enforceability of the Transaction Documents to which each is a party, validity of the security interests granted under the Transaction Documents and other corporate matters.

          (m) An opinion of Winston & Strawn LLP, special Illinois counsel to the Originator, re: perfection and priority of the interest conveyed by the Originator to the Transferor.

          (n) An opinion of Winston & Strawn LLP, special Illinois counsel to the Transferor, re: validity, perfection and priority of the security interest granted by the Transferor to the Funding Agent.

          (o) An executed copy of this Agreement and each other Transaction Document, together with a copy of the Credit Agreement and the amendment thereto dated December 4, 1998 thereto (which amendment shall be in full force and effect).

          (p) Evidence that the fees specified in the Fee Letter for payment on or prior to the Effective Date have been paid to the Funding Agent.

          (q) A Settlement Report for October 1998.

          (r) Rating confirmation letters of Standard & Poor's and Moody's relating to the Commercial Paper.

          (s) Such other documents, instruments, certificates and opinions as the Funding Agent shall reasonably request.

                                   ARTICLE V

                                   COVENANTS

          SECTION V.1.  Affirmative Covenants.  At all times from the date
                        ---------------------
hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Funding Agent shall otherwise consent in writing:

               (a) Financial Reporting. The Originator will maintain, for itself
                   -------------------
and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Funding Agent:

               (i) Annual Reporting.  Within ninety-five (95) days after the
                   ----------------
     close of the Transferor's and the Parent's fiscal years, unaudited annual financial statements for the Originator's Prescription Services Division and Therapeutic Services Division and audited financial statements, prepared in accordance with GAAP on a consolidated basis (in the case of Parent) for (x) the Transferor and (y) the Parent including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by Ernst & Young or other independent certified public accountants, acceptable to the Funding Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their regular audit, such accountants have not obtained any knowledge of any Termination Event or Potential Termination Event that has occurred, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

               (ii) Quarterly Reporting.  Within fifty (50) days after the close
                    -------------------
     of the first three (3) quarterly periods of the Transferor's and the Parent's fiscal years, unaudited financial statements for the Originator's Prescription Services Division and Therapeutic Services Division and for the Parent and the Transferor, consolidated (in the case of Parent) unaudited balance sheets as at the close of each such period and consolidated (in the case of Parent) related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its senior financial officer.

               (iii)  Compliance Certificate.  Together with the financial
                      ----------------------
     statements required hereunder, a compliance certificate signed by the Transferor's or the Parent's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition (except, in the case of quarterly financial statements, for year-end audit adjustments) of the Transferor or the Parent, as applicable, subject to normal year-end adjusting entries and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

               (iv) Shareholders Statements and Reports.  Promptly upon the
                    -----------------------------------
     furnishing thereof to the shareholders of the Transferor or generally to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings.  Promptly upon the filing thereof, copies of
                   --------------
     all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any Subsidiary of the Parent files with the Securities and Exchange Commission.

               (vi) Notice of Termination Events or Potential Termination
                    -----------------------------------------------------
     Events.  Immediately, but in any event no later than one (1) Business Day
     ------
     after a Responsible Officer of the Transferor knows of the occurrence of a Termination Event or a Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

               (vii)  Change in Credit and Collection Policy and Debt Ratings.
                      -------------------------------------------------------
     Within ten (10) days after the date of any material change in the Credit and Collection Policy, a written notice by the chief financial officer or chief accounting officer of the Transferor setting forth the details of such change (provided that if the Credit and
                  --------

     Collection Policy is ever in written form, a copy thereof to the Funding Agent and, if a material change is made in such written policy, a copy of the Credit and Collection Policy then in effect indicating such change or amendment). Within five (5) days after the date of any change in the Transferor's public or private debt ratings, if any, a written certification of the Transferor's public and private debt ratings after giving effect to any such change.

               (viii)  Credit and Collection Policy.  Within ninety-five (95)
                       ----------------------------
     days after the close of each of the Originator's and the Transferor's fiscal years, if the Credit and Collection Policy is in written form, a complete copy of the Credit and Collection Policy then in effect.

               (ix) ERISA.  Promptly after the filing or receiving thereof,
                    -----
     copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Originator or any ERISA Affiliates of the Transferor or the Originator receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

               (x) Other Information.  Such other information (including non-
                   -----------------
     financial information) as the Funding Agent may from time to time reasonably request with respect to the Originator, the Transferor or any Subsidiary of any of the foregoing.

          (b) Conduct of Business.  Each of the Originator and the Transferor
              -------------------
will, and the Originator will cause the Originator's Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case where the failure to do so is not likely to have a Material Adverse Effect.

          (c) Compliance with Laws.  Each of the Originator and the Transferor
              --------------------
will, and the Originator will cause the Originator's Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where the failure to be in compliance is not likely to have a Material Adverse Effect.

          (d) Furnishing of Information and Inspection of Records.  Each of the
              ---------------------------------------------------
Transferor and the Originator will furnish to the Funding Agent from time to time such information with respect to the Receivables as the Funding Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. Each of the Transferor and the Originator will at any time and from time to time during regular business hours and upon reasonable notice permit the Funding Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or the Originator, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or the Originator's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or the Originator, as applicable, having knowledge of such matters.

          (e) Keeping of Records and Books of Account.  Each of the Transferor
              ---------------------------------------
and the Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the Transferor and the Originator will give the Funding Agent notice of any material change in the administrative and operating procedures of the Transferor or the Originator, as applicable, referred to in the previous sentence.

          (f) Performance and Compliance with Receivables and Contracts.  The
              ---------------------------------------------------------
Originator will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Originator under the Contracts related to the Receivables.

          (g) Credit and Collection Policies.  Each of the Transferor and the
              ------------------------------
Originator will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (h) Collections.  Each of the Transferor and the Originator shall
              -----------
instruct all Obligors to remit Collections directly to a Lock-Box Account.

          (i) Collections Received.  The Transferor and the Originator shall
              --------------------
hold in trust, and remit immediately (but in any event no later than one (1) Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor or the Originator, as the case may be.

          (j) Sale Treatment.  The Transferor and the Originator will not (i)
              --------------
account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables or capital contribution by the Originator to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to PARCO or the APA Banks, as applicable. In addition, each of the Transferor and the Originator shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transactions contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Originator's financial statements), PARCO and the APA Banks in the Receivables and Related Security, Collections and Proceeds with respect thereto.

          (k) Separate Business.  The Transferor shall not engage in any
              -----------------
business not permitted by its Certificate of Incorporation as in effect on the Effective Date.

          (l) Corporate Documents.  The Transferor shall only amend, alter,
              -------------------
change or repeal its Certificate of Incorporation with the prior written consent of the Funding Agent.

          (m) Net Worth.  The Transferor shall at all times have a net worth (as
              ---------
defined in accordance with GAAP) of at least $20,000,000.

          (n) Enforcement of Receivables Purchase Agreement.  The Transferor
              ---------------------------------------------
shall use its best efforts to enforce all rights held by it under the Receiv-ables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of the Funding Agent.

          (o) Separate Existence.  The Transferor shall at all times:
              ------------------

               (i) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor, nor will such funds be commingled with the funds of the Originator or any subsidiary or Affiliate of the Originator (other than funds deposited to a Lock-Box Account, which funds may be commingled for a period not exceeding two (2) Business Days;

               (ii) to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

               (iii) to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

               (iv) enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

               (v) maintain office space that is physically segregated from the office space of the Originator and its Affiliates and, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

               (vi) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

               (vii) not assume or guarantee any of the liabilities of the Originator or any Affiliate thereof; and

               (ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(o).

          SECTION V.2.  Negative Covenants.  During the term of this Agreement,
                        ------------------
unless the Funding Agent shall otherwise consent in writing:

          (a) No Sales, Liens, Etc.  Except as otherwise provided herein and in
              ---------------------
the Receivables Purchase Agreement, the Transferor and the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables or Related Security,
(y) any inventory or goods, the sale of which may give rise to a Receivable (provided that the Originator may sell inventory and goods in the ordinary
---------
course of its business), or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

          (b) No Extension or Amendment of Receivables.  Except as otherwise
              ----------------------------------------
permitted in Section 6.2 hereof, the Transferor and the Originator will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto if such modification is likely to result in a Material Adverse Effect.

          (c) No Change in Business or Credit and Collection Policy.  The
              -----------------------------------------------------
Transferor and the Originator will not make any change in the character of their respective businesses or in the Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of a material portion of the Receivables or otherwise result in a Material Adverse Effect.

          (d) No Mergers, Etc.  The Transferor will not (i) consolidate or merge
              ----------------
with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person (except pursuant to the Transaction Documents).

          (e) Change in Payment Instructions to Obligors; Deposits to Lock-Box
              ----------------------------------------------------------------
Accounts.  The Transferor and the Originator will not add or terminate any bank
--------
as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Funding Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Funding Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

          (f) Change of Name, Etc.  Neither the Transferor nor the Originator
              --------------------
will change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor or the Originator, as applicable, delivers to the Funding Agent (i) such documents, instruments or agreements, executed by the Transferor or the Originator, as applicable, as are necessary to reflect such change and to continue the perfection of the Funding Agent's ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Funding Agent to continue to exercise its rights contained in Section 2.8 hereof.

          (g) Amendment to Receivables Purchase Agreement.  The Transferor and
              -------------------------------------------
the Originator will not amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Funding Agent; nor shall the Transferor nor the Originator take any other action under the Receivables

Purchase Agreement that shall have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

          (h) Other Debt.  Except as provided for herein, the Transferor will
              ----------
not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement, (ii) indebtedness representing the purchase price of the Receivables under the Receivables Purchase Agreement, (iii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any one time outstanding and (iv) indebtedness permitted by the terms of the Transferor's Certificate of Incorporation as in effect on the date hereof.

          (i) ERISA Matters.  Neither the Transferor nor the Originator will (i)
              -------------
engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) with respect to any Benefit Plan other than a Multiemployer Plan;
(iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability (other than obligations or liabilities existing as of the date of termination of such Benefit Plan); or (v) permit to exist any occurrence of any reportable event described in Section 4043 of ERISA which represents a material risk of a liability to the Transferor, the Originator, or any ERISA Affiliate of the Transferor or the Originator under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and the Originator, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator.

          (j) Payment to the Originator.  With respect to each Receivable sold
              -------------------------
by the Originator to the Transferor, the Transferor and the Originator shall effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash, by a capital contribution or by increase in the amount of the Subordi-nated Note to the Originator of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

          SECTION V.3.  Representations, Warranties and Covenants of the
                        ------------------------------------------------
Originator.  The Originator hereby reaffirms to the Funding Agent, PARCO and the
----------
APA Banks its covenants made to the Transferor in Article V of the Receivables Purchase Agreement.

                                  ARTICLE VI

                        ADMINISTRATION AND COLLECTIONS

          SECTION VI.1.  Appointment of Collection Agent.  The servicing,
                         -------------------------------
administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance
             ----------------
with this Section 6.1. Until PARCO gives notice to the Originator of the designation of a new Collection Agent pursuant to the next sentence, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Funding Agent may, and upon the direction of the Required APA Banks the Funding Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Funding Agent may notify any Obligor of the Transferred Interest of the designation of a successor Collection Agent. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Funding Agent; provided that the
                                                        --------
Originator shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents, but such delegation shall not relieve the Originator of its duties and obligations hereunder.

          SECTION VI.2.  Duties of Collection Agent.
                         --------------------------

          (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, PARCO and the Funding Agent, for the benefit of the APA Banks, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, each of the Transferor and the Originator (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's and/or the Originator's name and on behalf of the Transferor or the Originator any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and PARCO their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Funding Agent's account PARCO's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, PARCO, the Funding Agent and the APA Banks, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, following a Termination Event or Potential Termination Event, the Funding Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Originator or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Funding Agent, PARCO or any of the APA Banks a party to any litigation without the prior written consent of such Person.

          (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Originator any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor, the Originator or an Affiliate of the Transferor or the Originator, the Collection Agent, by giving three (3) Business Days' prior written notice to the Funding Agent, may revise the Servicing Fee, provided that
                                                                   --------
such revised Servicing Fee payable to such successor Collection Agent shall be a fee agreed upon by the Collection Agent and the Funding Agent on an arms-length basis reflecting rates and terms prevailing at such time (it being understood that the Servicing Fee represents an arms-length arrangement as of the date of this Agreement). The Collection Agent, if other than the Originator or an Affiliate of the Originator, shall as soon as practicable upon demand, deliver to the Originator all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

          (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 1998, the Collection Agent shall cause a firm of independent public accountants acceptable to the Funding Agent at the expense of the Transferor (who may also render other services to the Collection Agent, the Transferor, the Originator or any Affiliates of any of the foregoing) to furnish a report to the Funding Agent to the effect that they have (i) selected at least one Settlement Statement for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Settlement Statement relating to sales, total dilution, net sales, collections, write-offs and aging of Receivables agreed with the information contained within the Collection Agent's underlying accounting records for such Settlement Period, (ii) recalculated the Net Receivables Balance as of the end of at least one Settlement Period of each fiscal quarter, (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of clauses
(iii), (iv) and (viii) of the definition of such term contained herein, (iv) selected at least one Settlement Statement for each fiscal quarter and conducted a "negative confirmation" of a sample of fifty (50) Receivables (or such other sample consented to by the Funding Agent, which consent shall not be unreasonably withheld) and verified that the Collection Agent's records and computer system used in servicing the Receivables contained correct information with regard to outstanding balances, and (v) selected at least one Settlement Statement for each fiscal quarter and selected a sample of fifty (50) Receivables (or such other sample consented to by the Funding Agent, which consent shall not be unreasonably withheld) (which can be the same sample selected in clause (iv) above) and verified that such Receivables were included in the proper aging category on such Settlement Statement based on the dates listed on the original Contracts for such Receivables, except, in each case for
(a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

               (d) Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness which is not on account of a Receivable other than to deliver to the Originator the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

          SECTION VI.3.  Rights After Designation of New Collection Agent.  At
                         ------------------------------------------------
any time following the designation of a Collection Agent pursuant to Section 6.1 hereof:

               (i) The Funding Agent may, at its option, or shall, at the direction of the Required APA Banks, direct that payment of all amounts payable under any Receivable be made directly to the Funding Agent or its designee for the benefit of PARCO and the APA Banks.

               (ii) The Transferor shall, at the Funding Agent's request and at the Transferor's expense, give notice of PARCO's, the Transferor's and/or the APA Banks' ownership of Receivables to each Obligor and direct that payments be made directly to the Funding Agent or its designee.

               (iii) The Transferor shall, at the Funding Agent's request, (A) assemble all of the Records, and shall make the same available to the Funding Agent or its designee at a place selected by the Funding Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Funding Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Funding Agent or its designee.

               (iv) The Transferor and the Originator hereby authorize the Funding Agent to take any and all steps in the Transferor's or the Originator's name and on behalf of the Transferor and the Originator necessary or desirable, in the determination of the Funding Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION VI.4.  Collection Agent Default.  The occurrence of any one or
                         ------------------------
more of the following events shall constitute a Collection Agent default (each, a "Collection Agent Default"):
   ------------------------

                 (a (i) the Collection Agent or, to the extent that the Transferor, the Originator or any Affiliate of the Transferor or the Originator is then acting as Collection Agent, the Transferor, the Originator or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (ii) the Collection Agent or, to the extent that the Transferor, the Originator or any Affiliate of the Transferor or the Originator is then acting as Collection Agent, the Transferor, the Originator or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder and such failure remains uncured for two (2) Business Days from the due date therefor or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent's part to be performed under
Section 2.8(b) hereof; or

          (b   any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Originator or any Affiliate of the Transferor or the Originator (in the event that the Transferor, the Originator or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

          (c   (i)  failure of the Collection Agent or any of its Affiliates to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Collection Agent or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of the Collection Agent or any of its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such other event or condition, and shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or (iii) one or more items of Indebtedness of the Collection Agent or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (provided that, in the
                                                         --------
case of a default or failure in respect of an Affiliate of the Collection Agent (other than the Transferor) provided in this clause (c), such default or failure shall constitute a

Collection Agent Default hereunder solely to the extent such default or failure is reasonably likely to result in a Material Adverse Effect; or

          (d   any Event of Bankruptcy shall occur with respect to the
Collection Agent or any of its Affiliates (other than the Transferor), and such condition shall have continued undismissed or unstayed for sixty (60) consecutive days and which, in the case of an Affiliate, is reasonably likely to have a Material Adverse Effect; or

          (e   there shall have occurred any event which, in the commercially reasonable judgment of the Funding Agent, materially and adversely affects the Collection Agent's ability to collect the Receivables in accordance with the terms of this Agreement.

          SECTION VI.5.  Indemnities by the Collection Agent.  Without limiting
                         -----------------------------------
any other rights that the Funding Agent, PARCO, the APA Banks or any Indemnified Party may have hereunder or under applicable law and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information provided to the Funding Agent, PARCO or the APA Banks by the Collection Agent to be true and correct in all material respects, (b) the failure of any representation, warranty or statement made or deemed made by or on behalf of the Collection Agent under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made,
(c) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract or (d) any failure of the Collection Agent to perform its covenants, duties or obligations in accordance with the provisions hereof.

          SECTION VI.6.  Responsibilities of the Originator.  Anything herein to
                         ----------------------------------
the contrary notwithstanding, the Originator shall (i) perform all of the Originator's obligations under the Contracts related to the Receivables to the same extent as if the Receivables had not been sold under the Receivables Purchase Agreement and interests in such Receivables had not been sold hereunder and the exercise by the Funding Agent, PARCO and the APA Banks of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Originator from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Funding Agent, PARCO nor any of the APA Banks shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Originator thereunder.

                                  ARTICLE VII

                              TERMINATION EVENTS

       SECTION VII.1.  Termination Events.  The occurrence of any one or more
                       ------------------
of the following events shall constitute a Termination Event:

          (a   the Transferor, the Originator or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder; or

          (b   any representation, warranty, certification or statement made by the Transferor or the Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

          (c   the Transferor, the Originator, or the Collection Agent shall default in the performance of any covenant or indemnity (other than those covered by clause (a) above) under any Transaction Document.

          (d   failure of the Transferor to pay any Indebtedness (other than as described in clause (a) above) owing by the Transferor and greater than $25,000 when due; or

          (e   any Event of Bankruptcy shall occur with respect to the
Transferor, the Originator, or any Affiliate of either the Transferor or the Originator, and other than with respect to the Transferor such condition shall have continued undismissed or unstayed for sixty (60) consecutive days (and which, in the case of such an Affiliate, is reasonably likely to have a Material Adverse Effect); or

          (f   the Funding Agent, on behalf of PARCO and the APA Banks, shall, for any reason (other than as a result of the gross negligence or willful misconduct of the Funding Agent, PARCO or the APA Banks), fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

          (g   a Collection Agent Default shall have occurred; or

          (h   the Purchase Termination Date shall have occurred under the
Receivables Purchase Agreement; or

          (i   the Transferor or the Originator shall enter into any transaction or merger which is reasonably likely to have a Material Adverse Effect;

          (j   (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Receivables on the next Business Day after the earlier of (x) the date on which a Responsible Officer of the Transferor or the Collection Agent knew, or should have known, of such condition and (y) the date of delivery of the most recent Settlement Report or Weekly Report to the Funding Agent, so as to reduce the Percentage Factor to less than or equal to 100%; or (ii) the Net Investment shall exceed the Facility Limit; or

          (k   the average Dilution Ratio for the two (2) preceding
Settlement Periods exceeds  0.05%; or

          (l   the average Aged Receivables Ratio for the two (2)
preceding Settlement Periods exceeds 2.40 %; or

          (m   an Event of Default (as such term is defined in the Credit
Agreement) shall have occurred and be continuing under the Credit Agreement; or

          (n   a notice of Lien has been filed against the Transferor, the
Originator or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply; or

          (o   the Vendor DSO for the preceding Settlement Periods exceeds two hundred and twenty five (225) days.

     SECTION VII.2.  Remedies Upon the Occurrence of a Termination Event.
                     ---------------------------------------------------

          (a   Upon the occurrence of any Termination Event, the Funding Agent may, or at the direction of the Required APA Banks shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section
          --------  -------

7.1(e), 7.1(f), 7.1(j) and 7.1(n) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.2(a), the Funding Agent may, with the consent of the Required APA Banks and shall, at the direction of the Required APA Banks, declare all outstanding Tranches to be ended and designate the Base Rate plus 2.00% as the Tranche Rate applicable to the Net Investment. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Funding Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

          (b   In addition, if any Termination Event occurs hereunder, (i) the
Funding Agent shall promptly notify the Transferor in writing whether it has declared a Termination Event or a Potential Termination Event and whether it will be exercising the remedies specified in this Section 7.2, (ii) the Funding Agent, on behalf of PARCO and the APA Banks, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto, (iii) the Facility Limit shall be reduced as of each calendar date thereafter equal to the Net Investment as of such date, (iv) the Percentage Factor shall be increased to 100% and (v) a PARCO Wind-Down Event shall be deemed to have automatically occurred.

       SECTION VII.3.  Reconveyance Under Certain Circumstances.  The
                       ----------------------------------------
Transferor agrees to accept the reconveyance from the Funding Agent, on behalf of PARCO and/or the APA Banks, of the Transferred Interest if the Funding Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement, and the Transferor shall fail to cure or cause to be cured such breach within thirty
(30) days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), five (5) Business Days of such notice. The reconveyance price shall be paid by the Transferor to the Funding Agent, for the account of PARCO and the APA Banks, as applicable, in immediately available funds on such 30th day (or 5th day, if applicable) in an amount equal to the Aggregate Unpaids.

                                 ARTICLE VIII

                  INDEMNIFICATION; EXPENSES; RELATED MATTERS

          SECTION VIII.1.  Indemnities by the Transferor.  Without limiting any
                           -----------------------------
other rights which the Funding Agent, PARCO or the APA Banks may have hereunder or under applicable law, the Transferor hereby agrees to indemnify PARCO, the APA Banks and the Funding Agent and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims,
--------------------
liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them
                -------------------
in any action or proceeding arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Funding Agent, PARCO or any APA Bank of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party; (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) any income or franchise taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of the Transferred Interest. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

          (a) any representation or warranty made by the Transferor or any officers of the Transferor under or in connection with this Agreement, any of the other Transaction Documents, any Settlement Report or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (b) the failure by the Transferor or the Originator (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

          (c) the failure to (x) vest and maintain vested in the Funding Agent, for the benefit of PARCO and the APA Banks, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the

Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Funding Agent, for the benefit of PARCO and the APA Banks, in the Transferor's ownership interest in, and lien on, the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim;

          (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and Proceeds with respect thereto;

          (e) any dispute, claim, offset or defense (other than financial inability to pay or discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (f) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;

          (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

          (h) the failure by the Transferor to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party;

          (i) the Percentage Factor exceeding the Maximum Percentage Factor at any time on or prior to the Termination Date;

          (j) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which is required to be made;

          (k) the commingling of Collections of Receivables at any time with other funds;

          (l) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

          (m) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Originator or the Funding Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

          (n) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure to qualify to do business or file any notice of business activity report or any similar report;

          (o) any failure of the Transferor to give reasonably equivalent value to the Originator in consideration of the purchase by the Transferor from the Originator of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

          (p) any action taken by the Transferor or any Affiliate or designee of the Transferor in the enforcement or collection of any Receivable.

          SECTION VIII.2.  Indemnity for Reserves and Expenses.  (a)  If after
                           -----------------------------------
the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

               (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

               (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Funding Agent, the Transferor shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to
                   --------
any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 8.2(a); provided further that if such
                                                 -------- -------
change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

          (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Funding Agent, the Transferor shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to
                --------
any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 8.2(a); provided further that if such
                                                 ----------------
change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

          SECTION VIII.3.  Indemnity for Taxes.   (a)  All payments made by the
                           -------------------
Transferor, the Originator or the Collection Agent to the Funding Agent for the benefit of PARCO and the APA Banks under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (i) taxes imposed on the net income of the Funding Agent or any
      ---------
other Indemnified Party, however denominated, and (ii) franchise taxes imposed on the net income of the Funding Agent or any other Indemnified Party, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Funding Agent or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Funding Agent, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "Taxes"). If any such Taxes are
                                             -----
required to be withheld from any amounts payable to the Funding Agent or any Indemnified Party hereunder, the amounts so payable to the Funding Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Funding Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Transferor shall indemnify the Funding Agent or any such Indemnified Party for the full amount of any such Taxes within ten (10) days after the date of written demand therefor by the Funding Agent.

          (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

               (i) deliver to the Transferor and the Funding Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Transferor and the Funding Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Funding Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Funding Agent. Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224, that it is entitled to receive payments under the this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this
Section 8.3.

          SECTION VIII.4.  Other Costs, Expenses and Related Matters.  (a)  The
                           -----------------------------------------
Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save PARCO, the APA Banks and the Funding Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of PARCO, the APA Banks and/or the Funding Agent) or intangible, documentary or recording taxes incurred by or on behalf of PARCO, any APA Bank and the Funding Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with PARCO's, any APA Bank's or the Funding Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction
                                                                 -----------
Costs").
-----

          (b) The Transferor shall pay the Funding Agent, for the account of PARCO and the APA Banks, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

          (c) The Funding Agent will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VIII, notify the Transferor in writing. Any notice by the Funding Agent claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Funding Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION IX.1.  Term of Agreement.  This Agreement shall terminate on
                         -----------------
the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided,
                                                                 --------
however, that (i) the indemnification and payment provisions of Article VIII
-------
hereof, and (ii) the agreements set forth in Section 9.8 and 9.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION IX.2.  Waivers; Amendments.  No failure or delay on the part
                         -------------------
of the Funding Agent, PARCO or any APA Bank in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, (i) such amendment is in writing and is signed by the parties hereto and the Required APA Banks, (ii) the Funding Agent shall have provided notice to the rating agencies and (iii) for material amendments, the Funding Agent shall have received a Rating Confirmation.

          SECTION IX.3.  Notices.  Except as provided below, all communications
                         -------
and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3. However, anything in this Section 9.3 to the contrary notwithstanding, the Transferor hereby authorizes the Funding Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Funding Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the

Funding Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Funding Agent, the records of the Funding Agent shall govern absent manifest error.

          If to PARCO:
          -----------

               PARK AVENUE RECEIVABLES CORPORATION
               c/o Global Securitization Services, LLC
               25 West 43rd Street, Suite 704
               New York, New York 10036
               Attention:  President
               Telephone:  (212) 302-5151
               Telecopy:    (212) 302-8767

               (with a copy to the Funding Agent)

          If to the Transferor:
          --------------------

               MP RECEIVABLES COMPANY
               2211  Sanders Road
               Northbrook, Illinois  60062
               Attention: Chris Luthin
               Telephone:  (847) 559-4320
               Telecopy:   (847) 559-5709
               Payment Information:
               The Chase Manhattan Bank
               ABA 021000021
               Account 323051057
               Reference MP Receivables Company

          If to the Originator:
          --------------------

               CAREMARK INC.
               2211  Sanders Road
               Northbrook, Illinois  60062
               Attention: Chris Luthin
               Telephone:  (847) 559-4320
               Telecopy:   (847) 559-5709

          If to the Funding Agent:
          -----------------------

               THE CHASE MANHATTAN BANK
               450 West 33rd Street, 15th Floor
               New York, New York  10001
               Attention:   Structured Finance Services
               Telephone:  (212) 946-7861
               Telecopy:    (212) 946-7776

          If to the APA Banks, at their respective addresses set forth in the Asset Purchase Agreement.

          SECTION IX.4.  Governing Law; Submission to Jurisdiction; Integration.
                         ------------------------------------------------------

          (a This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Funding Agent, PARCO or the APA Banks to bring any action or proceeding against the Transferor, the Originator, or their respective properties in the courts of other jurisdictions.

          (b Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

          (c This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          SECTION IX.5.  Severability; Counterparts.  This Agreement may be
                         --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION IX.6.  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding on the parties hereto and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the other
--------  -------
Transaction documents, neither the Transferor, nor the Originator may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Funding Agent. No provision of this Agreement shall in any manner restrict the ability of PARCO or any APA Bank to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. Without limiting the foregoing, PARCO may (with the consent of each APA Bank), in one or a series of transactions, transfer all or any portion of the Transferred Interest held by it, and its rights and obligations under this Agreement and the other Transaction Documents to which it is a party, to a Conduit Assignee.

          SECTION IX.7.  Confidentiality.  (a)  Each of the Transferor and the
                         ---------------
Originator shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to PARCO, the Funding Agent and the APA Banks and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Originator and their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Transferor, the Originator or any of their Affiliates is subject. Each of the Transferor and the Originator hereby consents to the disclosure of any non-public information with respect to it received by PARCO, the Funding Agent or any APA Bank to (i) any of PARCO, the Funding Agent, any APA Bank, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to PARCO's Commercial Paper, (iii) any placement agent which proposes to offer and sell PARCO's Commercial Paper, (iv) any provider of PARCO's program-wide liquidity or credit support facilities, (v) any potential APA Bank or (vi) any Participant or potential Participant.

          (b Each of PARCO, the Funding Agent and the APA Banks shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Originator and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to PARCO, the Funding Agent and the APA Banks, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which PARCO, the Funding Agent and the APA Banks is subject.

          SECTION IX.8.  No Bankruptcy Petition Against PARCO.  Each of the
                         ------------------------------------
Transferor and the Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of PARCO, it will not institute against, or join any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION IX.9.  Limited Recourse.  Notwithstanding anything to the
                         ----------------
contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person
                --------
from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

          SECTION IX.10.  Characterization of the Transactions Contemplated by
                          ----------------------------------------------------
the Agreement.  It is the intention of the parties that the transactions
-------------
contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to PARCO, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Funding Agent, on behalf of PARCO and the APA Banks, and the Transferor hereby grants to the Funding Agent, on behalf of PARCO and the APA Banks, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Originator with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Funding Agent, on behalf of PARCO and the APA Banks, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Originator with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Funding Agent.

          SECTION IX.11.  Waiver of Setoff.  Each of the Funding Agent, the
                          ----------------
Transferor, the Collection Agent, and the Originator hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against PARCO or its assets.

          SECTION IX.12.  Chase Conflict Waiver.  Chase acts as Funding Agent
                          ---------------------
and as Administrative Agent for PARCO, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "Chase Roles").
                                                             -----------
Without limiting the generality of Section 4.8, each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank under the Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

          SECTION IX.13.  Liability of Funding Agent.  Notwithstanding any
                          --------------------------
provision of this Agreement: (i) the Funding Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including counsel for PARCO), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to PARCO, the Transferor, the Originator or the Collection Agent for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to PARCO, the Transferor, the Originator or the Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of PARCO under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Receivables Transfer Agreement as of the date first written above.


                                       PARK AVENUE RECEIVABLES
                                        CORPORATION


                                       By: /s/ Andrew L. Stidd
                                           -------------------------------------
                                           Name:  Andrew L. Stidd
                                           Title: President


                                       MP RECEIVABLES COMPANY,
                                        as Transferor


                                       By: /s/ Sara J. Finley
                                           -------------------------------------
                                           Name:  Sara J. Finley
                                           Title: Vice President and Secretary


                                       CAREMARK INC., as Originator and as
                                         Collection Agent


                                       By: /s/ Sara J. Finley
                                           -------------------------------------
                                           Name:  Sara J. Finley
                                           Title: Vice President and Secretary


                                       THE CHASE MANHATTAN BANK,
                                        as Funding Agent


                                       By: /s/ Andrew Taylor
                                           -------------------------------------
                                           Name:  Andrew Taylor
                                           Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------


                              [FORM OF CONTRACT]

                                                                       EXHIBIT B
                                                                       ---------


                           [FORM OF DEPOSIT REPORT]

                                                                       EXHIBIT C
                                                                       ---------


                      List of Lock-Box Banks and Accounts
                      -----------------------------------

                                                                       EXHIBIT D
                                                                       ---------


                          FORM OF LOCK-BOX AGREEMENT


                                                 [Date]


[Name and Address
 of Lock-Box Bank]


     Re:  [COLLECTION AGENT]
          Lock-Box Account
          No[s]. ___________

Ladies and Gentlemen:

          [COLLECTION AGENT] ("COLLECTION AGENT") hereby notifies The First National Bank of Chicago that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its lock-box account no[s]. __________ maintained with you (collectively the "Accounts") to MP Receivables Company ("Transferor"), which then transferred exclusive ownership and dominion of the Accounts to The Chase Manhattan Bank, as funding agent (the "Funding Agent"), and that [COLLECTION AGENT] and Transferor will transfer exclusive control of the Accounts to the Funding Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined). The Lockbox Service Terms dated _________ are incorporated into this Agreement by reference; provided, however, in the event of a conflict between the provisions of the Lockbox Service Terms and this Agreement, the provisions of this Agreement shall control.

          In furtherance of the foregoing, [COLLECTION AGENT], Transferor and the Funding Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Funding Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Funding Agent from time to time.

          You are hereby further instructed: (i) unless and until the Funding Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as [COLLECTION AGENT], in its capacity as collection agent for the Funding Agent and Transferor, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit [COLLECTION AGENT] (in its capacity as collection agent for the Funding Agent and Transferor), Transferor and the Funding Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

          Each of [COLLECTION AGENT] and Transferor also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Funding Agent, and not the Collection Agent or Transferor, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Funding Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Funding Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Funding Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the amount of any checks and any ACH transactions which have been credited to the Accounts and returned for any reason.

          You may terminate this Agreement at any time with 30 days prior written notice to the Funding Agent.

          None of the Collection Agent, Funding Agent or you may assign or transfer any of its rights or obligations under this Agreement, except that you may assign or transfer your rights hereunder to a wholly owner subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Funding Agent, each of the parties hereto and their respective successors and assigns.

          You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

          You agree to give the Funding Agent, Transferor and [COLLECTION AGENT] prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

          [COLLECTION AGENT] AGREES TO INDEMNIFY AND HOLD YOU HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH YOU MAY SUFFER OR INCUR IN CONNECTION WITH THIS AGREEMENT OR THE MAINTENANCE OF THE ACCOUNTS, INCLUDING BUT NOT LIMITED TO THOSE WHICH IN WHOLE OR IN PART ARISE OUT OF YOUR NEGLIGENCE, BUT NOT INCLUDING THOSE ARISING OUT OF YOUR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. YOU WILL BE LIABLE ONLY FOR DIRECT DAMAGES IN THE EVENT THAT YOU FAIL TO EXERCISE ORDINARY CARE. IN NO EVENT SHALL YOU BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES.

          Notwithstanding any other provision of this Agreement, you shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, terrorist activities, strikes, other industrial disturbances, equipment malfunction, outages of computers, action, non-action or delayed action on the part of [COLLECTION AGENT], Transferor or Funding Agent, or any other entity or any other causes that are beyond your reasonable control, or for any such failure, or delay resulting from your reasonable belief that the action would violate any guideline, rule or regulation of any governmental authority.

          Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Funding Agent and (ii) the address of the Funding Agent shall be The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention:  Structured Finance Services, Telephone:  (212) 946-7861, Telecopy:
(212) 946-7776 or at such other address as may be designated by the Funding Agent in a written notice to each of the parties hereto.

          Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

          The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".

                         Very truly yours,

                         [COLLECTION AGENT]


                         By:
                            ----------------------------------------------------
                         Title:
                               -------------------------------------------------


                         Attention:
                                   ---------------------------------------------
                         Facsimile No.:
                                       -----------------------------------------


ACKNOWLEDGED AND AGREED:


[NAME OF LOCK-BOX BANK]
                                         THE CHASE MANHATTAN BANK

By:                                       By:
   ------------------------------            -----------------------------------
Title:                                    Title:
      ---------------------------               --------------------------------
Date:                                     Date:
     ----------------------------              ---------------------------------

[Address]                                 [Address]
Attention:                                Attention:
          ------------------------                  ----------------------------
Facsimile No.:                            Facsimile No.:
              --------------------                      ------------------------



MP RECEIVABLES COMPANY


By:
   ------------------------------
Title:
      ---------------------------
Date:
     ----------------------------

[Address]
Attention:
          ------------------------
Facsimile No.:
              --------------------

                                    ANNEX 1

                             TO LOCK-BOX AGREEMENT

                       [FORM OF NOTICE OF EFFECTIVENESS]

                              DATED: ______________, 199__

TO:   [Name of Lock-Box Bank]
     [Address]
ATTN: ______________________

 Re:  Lock-Box Account No[s]._______

Ladies and Gentlemen:

          We hereby give you notice that the transfer of control of the above-referenced Lock-Box Account[s], as described in our letter agreement with you dated __________, 199__ is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.

                         Very truly yours,

                         [NAME OF COLLECTION AGENT]


                         By:
                            ----------------------------------------
                         Title:
                               -------------------------------------


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:
   ------------------------------
Title:
      ---------------------------
Date:
     ----------------------------

[Address]
Attention:
          ------------------------
Facsimile No.:
              --------------------

                                                                       EXHIBIT E
                                                                       ---------


                          [FORM OF SETTLEMENT REPORT]

                                                                       EXHIBIT F
                                                                       ---------


                        [FORM OF TRANSFER CERTIFICATE]

                             TRANSFER CERTIFICATE
                             --------------------

          Reference is made to the Receivables Transfer Agreement, dated as of December 4, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among MP Receivables Company, as transferor (in such capacity, the "Transferor"), Caremark Inc., individually and as collection agent (in such capacity, the "Collection Agent"), Park Avenue Receivables Corporation ("PARCO") and The Chase Manhattan Bank, as funding agent. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

          The Transferor hereby conveys, transfers and assigns to the Funding Agent, for the benefit of PARCO and the APA Banks, an undivided ownership interest in the Receivables and the Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"). Each Incremental
                                --------------------
Transfer by the Transferor to PARCO, and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby, shall be indicated by the Funding Agent on the grid attached hereto which is part of this Transfer Certificate.

          This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

          This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              MP RECEIVABLES COMPANY


                              By
                                -----------------------------------------
                                Name:
                                Title:

                                     GRID




                                                            Net Investment
Date of                              Amount of              (Giving Effect  to
Incremental Transfer           Incremental Transfer        Incremental Transfer)
---------------------------    -----------------------   ---------------------------

                                                                       Exhibit G
                                                                       ---------


                           List of Actions and Suits
                           -------------------------

                                                                       Exhibit H
                                                                       ---------


                              Location of Records
                              -------------------

                                                                       Exhibit I
                                                                       ---------


                List of Subsidiaries, Divisions and Tradenames
                ----------------------------------------------

                                                                       Exhibit J
                                                                       ---------


                              FORM OF SECRETARY'S CERTIFICATE

          I, __________________, the undersigned ________________ of
________________________ ("_______"), a ________ corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of ____________________ as in effect on the date hereof.

          2. Attached hereto as Annex B is a true and complete copy of the By-laws of ___________________________ as in effect on the date hereof.

          3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of ____________________________ [adopted by consent] as of __________ __, 199__, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. Attached hereto as Annex D are copies of good standing certificates of _________________________, certified by the Secretaries of State of the States of ___________ and ___________.

          5. The below-named persons have been duly qualified as and at all times since ________________, 199__, to and including the date hereof have been officers or representatives of __________________________ holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of ______________________________ the below-mentioned Receivables Transfer Agreement and all other Transaction Documents (as defined in such Receivables Transfer Agreement) to which _________________________ is a party and the signatures below set opposite their names are their genuine signatures:

     Name      Office              Signatures
     ----      ------              ----------

               [OFFICE]
                             -------------------------------------
               [OFFICE]
                             -------------------------------------

          The representations and warranties of ____________________________ contained in Article III of the Receivables Transfer Agreement, dated as of __________ __, 199__ among __________, __________, Park Avenue Receivables
Corporation and The Chase Manhattan Bank are true and correct as if made on the date hereof.

          WITNESS my hand and seal of _______________________ as of this ____ day of __________, 199__.



                              -----------------------------------
                                         Secretary



          I, the undersigned, __________________ of ________________________, DO
HEREBY CERTIFY that _____________________ is the duly elected and qualified Secretary of ___________________________ and the signature above is his/her genuine signature.

          WITNESS my hand as of this ____ day of __________, 199__.



                              -----------------------------------
                                         [Officer]

                                      J-2